UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2013

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 South Palo Verde, Suite 123 Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

CDEX Inc. (the “Company”) held its Annual Meeting of Stockholders on April 19, 2013 at which 22,650,812 shares were represented in person or by proxy.  The following is a summary of the matters voted on at the meeting:

1)	All nominees for director were elected by the following stockholders vote to staggered terms:

Nominee	For	Withhold	Broker Non-Vote	Term

Jason B. Terrell, M.D.	17,785,867	90,426	4,774,519	2013-2016

Norman J. Dawson	17,786,258	90,035	4,774,519	2013-2016

2)	The appointment of S.E. Clark and Co. as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013 was ratified by the following stockholder vote:

For:	22,596,791	Against:	29,820	Abstain:	24,201

3)	The adoption of the 2013 Equity Incentive Plan was ratified by the following stockholder vote:

For:	17,579,321	Against:	287,607	Abstain:	9,365

4)	CDEX’ executive compensation was approved by the following advisory vote:

For:	11,494,843	Against:	6,372,979	Abstain:	8,471

5)	The advisory vote on the frequency of an advisory vote on CDEX’ executive compensation was approved to occur triennially by the following vote:

1 year:	471,670	2 year:	6,642,892	3 year:	10,295,058	Abstain:	466,670

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC. (Registrant)

Date: April 19, 2013	By:	/s/ Stephen McCommon
Stephen McCommon, Chief Financial Officer